                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant  [X]
Filed by a Party other than the Registrant  [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement               [ ]  Confidential, for use of the Commission
[X]  Definitive Proxy Statement                only (as permitted by Rule 14a-6(e)(2))
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                                 AMEDISYS, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

--------------------------------------------------------------------------------
    (NAME OF PERSON(S) FILING PROXY STATEMENT, IF OTHER THAN THE REGISTRANT)

Payment of Filing Fee (Check the appropriate box):
[X]  No fee required.
[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

    (1) Title of each class of securities to which transaction applies:

     ---------------------------------------------------------------------------

    (2) Aggregate number of securities to which transaction applies:

     ---------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     ---------------------------------------------------------------------------

    (4) Proposed maximum aggregate value of transaction:

     ---------------------------------------------------------------------------

    (5) Total fee paid:

     ---------------------------------------------------------------------------

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    (1) Amount Previously Paid:

     ---------------------------------------------------------------------------

    (2) Form, Schedule or Registration Statement No.:

     ---------------------------------------------------------------------------

    (3) Filing Party:

     ---------------------------------------------------------------------------

    (4) Date Filed:

     ---------------------------------------------------------------------------

                             [AMEDISYS, INC. LOGO]

                           11100 MEAD ROAD, SUITE 300
                          BATON ROUGE, LOUISIANA 70816
                   (225)292-2031 (PHONE); (225)295-9624 (FAX)
                           EMAIL: BBORNE@AMEDISYS.COM

                                  May 17, 2002

Dear Stockholder:

     You are cordially invited to attend the 2002 Annual Meeting of Stockholders of Amedisys, Inc. to be held on Thursday, June 13, 2002 at 4:00 p.m., central daylight time, at the Amedisys Corporate Office, 11100 Mead Road, Suite 300, Baton Rouge, Louisiana. We look forward to this opportunity to update you on developments at Amedisys.

     We hope you will attend the meeting in person. Whether you expect to be present and regardless of the number of shares you own, please mark, sign and mail the enclosed proxy in the envelope provided. Matters on which action will be taken at the meeting are explained in detail in the notice and proxy statement following this letter.

                                           Sincerely,

                                           /s/ WILLIAM F. BORNE
                                           WILLIAM F. BORNE
                                           Chairman and Chief Executive Officer

                                 AMEDISYS, INC.
                           11100 MEAD ROAD, SUITE 300
                          BATON ROUGE, LOUISIANA 70816

                             ---------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To the Stockholders of Amedisys, Inc.:

     NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Amedisys, Inc. (the "Company") will be held at the Amedisys Corporate Office, 11100 Mead Road, Suite 300, Baton Rouge, Louisiana, at 4:00 p.m., central daylight time, on Thursday, June 13, 2002, to:

          1. Elect directors; and

          2. Transact such other business as may properly come before the meeting or any adjournment thereof.

     Only stockholders of record at the close of business on April 15, 2002 are entitled to notice of and to vote at the meeting or any adjournment thereof.

     Stockholders unable to attend the meeting are requested to read the enclosed Proxy Statement and then complete and return the enclosed Proxy. Stockholders who received the Proxy through an intermediary must deliver the Proxy in accordance with the instructions given by such intermediary.

                                          By Order of the Board of Directors

                                          /s/ WILLIAM F. BORNE
                                          WILLIAM F. BORNE
                                          Chairman and Chief Executive Officer

May 17, 2002

                                 AMEDISYS, INC.
                           11100 MEAD ROAD, SUITE 300
                          BATON ROUGE, LOUISIANA 70816

                             ---------------------

                                PROXY STATEMENT

                         ANNUAL MEETING OF STOCKHOLDERS

     This Proxy Statement is being furnished to stockholders in connection with the solicitation of proxies on behalf of the Board of Directors (the "Board") of the Company for use at the Annual Meeting of Stockholders (the "Meeting") to be held at the time and place and for the purposes set forth in the accompanying notice. This Proxy Statement is first being mailed to stockholders on or about May 17, 2002.

     The close of business on April 15, 2002, has been fixed as the record date for the determination of stockholders entitled to notice of and to vote at the Meeting or any adjournment thereof (the "Record Date"). As of the Record Date, there were 7,406,137 shares of the Company's Common Stock ("Common Stock") outstanding each of which is entitled to one vote.

     The presence, in person or by proxy, of holders of a majority of the outstanding shares of Common Stock as of the Record Date is necessary to constitute a quorum at the Meeting. Abstentions and broker non-votes will be counted towards a quorum. If a quorum is not present, the stockholders present may adjourn the Meeting from time to time, without notice, other than an announcement at the Meeting, until a quorum is present. At any such adjourned Meeting at which a quorum is present, any business may be transacted that might have been transacted at the original Meeting.

     Directors are elected by a plurality of the votes cast at the Meeting. Abstentions will have no effect on the election.

     Brokers who hold shares in street name for customers are required to vote those shares in accordance with instructions received from the beneficial owners. In addition, brokers are entitled to vote on certain items, such as the election of directors, the ratification of auditors and "discretionary items," even when they have not received instructions from beneficial owners. Brokers are not permitted to vote for "non-discretionary" items without specific instructions from the beneficial owners. Broker non-votes will have no effect on the election of directors.

     All shares represented by properly executed proxies, unless previously revoked, will be voted at the Meeting in accordance with the directions set forth on such proxies. IF NO DIRECTION IS INDICATED, THE SHARES WILL BE VOTED
(i) FOR THE ELECTION OF THE NOMINEES NAMED HEREIN, AND (ii) IN THE DISCRETION OF THE PROXY HOLDER WITH RESPECT TO OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING.

     A proxy may be revoked at any time before it is voted by (a) the execution and submission of a revised proxy, (b) written notice to the Secretary of the Company, or (c) voting in person at the Meeting.

     The Company will bear the cost of the solicitation of proxies. In addition to the use of mail, proxies may be solicited by directors, officers and regular employees of the Company in person or by telephone or other means of communication. They will not be compensated for the solicitation, but may be reimbursed for out-of-pocket expenses. Arrangements are also being made with brokerage firms and other custodians, nominees and fiduciaries for the forwarding of solicitation material to the beneficial owners of the Company's Common, and the Company will reimburse them for their reasonable out-of-pocket expenses.

                             ELECTION OF DIRECTORS

NOMINEES

     The Bylaws of the Company provide that the number of directors will be determined by the Board, which has set the number at five and has nominated the five persons named below for election at the Meeting. All of the nominees presently serve as directors of the Company. Each person elected will serve until the next annual meeting of stockholders and until his successor has been duly elected and qualified. Although the Board does not contemplate that any of the nominees will be unable to serve, if such a situation arises before the Meeting, the persons named in the enclosed Proxy will vote for the election of such person(s) as may be nominated by the Board.

     Certain information about the nominees is set forth below:

                                                                      SERVED AS
NAME OF NOMINEE                                               AGE   DIRECTOR SINCE
---------------                                               ---   --------------
William F. Borne............................................  44         1982
Ronald A. LaBorde...........................................  45         1997
Jake L. Netterville.........................................  64         1997
David R. Pitts..............................................  62         1997
Peter F. Ricchiuti..........................................  45         1997

     William F. Borne. Mr. Borne founded the Company in 1982 and has served as Chief Executive Officer and a director since that time.

     Ronald A. LaBorde. Since 1995, Mr. LaBorde has been President, Chief Executive Officer and Chairman of the Board of Piccadilly Cafeterias, Inc. ("Piccadilly"), a publicly held retail restaurant business. Before 1995, he held various executive positions with Piccadilly including Executive Vice President and Chief Financial Officer from 1992 to 1995, Executive Vice President, Corporate Secretary and Controller from 1986 to 1992, and Vice President and Assistant Controller from 1982 to 1986.

     Jake L. Netterville. Mr. Netterville was the Managing Director of Postlethwaite & Netterville, A Professional Accounting Corporation, from 1977 to 1998 and is now Chairman of its Board of Directors. He is a certified public accountant and has served as Chairman of the Board of the American Institute of Certified Public Accountants, Inc. ("AICPA") and is a permanent member of the AICPA's Governing Council.

     David R. Pitts. For more than the past five years, Mr. Pitts has been the President and Chief Executive Officer of Pitts Management Associates, Inc., a national hospital and healthcare consulting firm. He has over forty years experience in hospital operations, healthcare planning and multi-institutional organization, and has served in executive capacities in a number of hospitals, multi-hospital systems, and medical schools.

     Peter F. Ricchiuti. Mr. Ricchiuti has been Assistant Dean and Director of Research of BURKENROAD REPORTS at Tulane University's A. B. Freeman School of Business since 1993, and an Adjunct Professor of Finance at Tulane since 1986.

THE BOARD RECOMMENDS THAT SHAREHOLDERS VOTE FOR THE ELECTION OF THE NOMINEES NAMED ABOVE.

     Under the Company's Bylaws the nomination of persons for election to the Board may be made only (a) pursuant to the Company's notice of meeting, (b) by or at the direction of the Board of Directors or (c) by any stockholder of the Company who was a stockholder of record at the time of giving of notice required by the By-Laws, who is entitled to vote at the meeting and who complies with the notice procedures set forth in the By-Laws.

     For nominations to be properly brought before a meeting by a stockholder, the stockholder must have given timely notice thereof in writing to the Secretary of the Company. To be timely, a stockholder's notice must be delivered to the Secretary at the principal executive offices of the Company not later than the close of business on the 60th day nor earlier than the close of business on the 90th day before the first anniversary of the preceding year's annual meeting; except that if the date of the annual meeting is more than 30 days before or more than 60 days after such anniversary date, notice by the stockholder to be timely must be so delivered not earlier than the close of business on the 90th day before such annual meeting and not later than the close of business on the later of the 60th day before such annual meeting or the 10th day following the day on which public announcement of the date of such meeting is first made by the Company. Such stockholder's notice shall set forth (a) as to each person whom the stockholder proposes to nominate director all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors in an election contest, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934 (the "Exchange Act") (including such person's written consent to being named in the proxy statement as a nominee and to serving as a director if elected); and (b) as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination is made
(i) the name and address of such stockholder, as they appear on the Company's books, and of such beneficial owner and (ii) the class and number of shares of the Company which are owned beneficially and of record by such stockholder and such beneficial owner.

BOARD COMMITTEES AND MEETINGS

     During 2001, the Board held four meetings. The Board maintains Audit and Compensation Committees which are both comprised solely of outside directors. The Board currently has no nominating committee or a committee performing a similar function. The Audit Committee met five times during the year and the Compensation Committee did not meet. Each director attended at least 75% of the total number of Board and committee meetings held on which he served.

     The Audit Committee is responsible to review, in consultation with the independent auditors, the Company's financial statements, accounting and other policies, accounting systems and system of internal controls. The Audit Committee also recommends the engagement of the Company's independent auditors and reviews other matters relating to the relationship of the Company with its auditors. The Audit Committee is comprised of Jake L. Netterville, Ronald A. LaBorde, and Peter F. Ricchiuti.

     The Compensation Committee is responsible to review and act on matters, including but not limited to, compensation levels and benefit plans for executives of the Company and the issuance of stock options under the Company's stock plans. The Compensation Committee is comprised of Peter F. Ricchiuti and David R. Pitts.

DIRECTORS' COMPENSATION

     Each director receives a monthly retainer of $1,000.00, a per meeting fee of $250.00 for each meeting attended in person and $125.00 for each meeting attended via teleconference, and stock options. Directors who are employees do not receive per meeting fees or stock options.

     During 2001, each director was granted stock options for 10,000 shares of Common Stock at an exercise price of $6.00 per share, the fair market value on the date of the grant. All directors are entitled to reimbursement for reasonable travel and lodging expenses incurred in attending meetings.

COMPLIANCE WITH SECTION 16(a) OF THE EXCHANGE ACT

     Section 16(a) of the Exchange Act requires the Company's directors and executive officers, and persons who own more than ten percent of its Common Stock to file reports of ownership and changes of ownership with the Securities and Exchange Commission ("SEC"). Copies of all filed reports are required to be furnished to the Company. Based solely on the reports received by the Company, the Company believes all such persons complied with all applicable filing requirements during 2001, except that Form 5 for the year ended December 31, 2001 was filed late by Messrs. Borne, LaBorde, Netterville, Pitts, and Ricchiuti.

                                STOCK OWNERSHIP

     The following table sets forth certain information regarding beneficial ownership of the Company's Common Stock as of April 15, 2002 by (i) each person known by the Company to beneficially own more than five percent of the Company's Common Stock, (ii) each of the Company's directors and director nominees, (iii) each executive officer named in the Summary Compensation Table, below ("Named Executive Officers") who is currently employed by the Company, and (iv) all directors and executive officers of the Company as a group. Except as noted below, the persons named in the table have sole voting and investment power with respect to all shares of Common Stock.

                                                        SHARES BENEFICIALLY      PERCENT OF
NAME AND ADDRESS(1)                                            OWNED            VOTING POWER
-------------------                                     -------------------     ------------
Terra Healthy Living, Ltd. ...........................       1,465,367             19.79%
William F. Borne......................................         757,313(2)           9.91%
Larry R. Graham.......................................         170,954(3)           2.28%
Peter F. Ricchiuti....................................          56,155(4)              *
Jake L. Netterville...................................          38,305(5)              *
Ronald A. LaBorde.....................................          33,305(6)              *
Michael D. Lutgring...................................          32,463(7)              *
David R. Pitts........................................          31,305(8)              *
John H. Linden........................................           7,500(9)              *
All officers and directors as a group (8 persons).....       1,127,300(10)         14.29%

---------------

  *  Less than one percent.

 (1) Each address is the Company's, except for Terra Healthy Living, Ltd., the address of which is 2/3 Rue du Pre, St. Peter Port, Guernsey, Channel Islands GY1 3NS.

 (2) Includes options to purchase 237,235 shares of Common Stock which may be acquired through options currently exercisable, 50,000 shares of Common Stock owned by his wife, 63,500 shares of Common Stock owned by a trust of behalf of Mr. Borne's children, 5,000 shares of Common Stock owned by his parents, and 20,100 shares of Common Stock owned by his father.

 (3) Includes options to purchase 94,271 shares of Common Stock which may be acquired through options currently exercisable, 5,114 shares owned jointly with his wife, and 7,044 shares of Common Stock owned by his wife.

 (4) Includes options to purchase 31,305 shares of Common Stock which may be acquired through options currently exercisable.

 (5) Includes options to purchase 31,305 shares of Common Stock which may be acquired through options currently exercisable.

 (6) Includes options to purchase 31,305 shares of Common Stock which may be acquired through options currently exercisable.

 (7) Includes options to purchase 24,500 shares of Common Stock which may be acquired through options currently exercisable and 260 shares of Common Stock owned by his wife.

 (8) Includes options to purchase 31,305 shares of Common Stock which may be acquired through options currently exercisable.

 (9) Includes options to purchase 7,500 shares of Common Stock which may be acquired through options currently exercisable.

(10) Includes options to purchase 488,726 shares of Common Stock which may be acquired through options currently exercisable.

                EXECUTIVE COMPENSATION AND CERTAIN TRANSACTIONS

     The following table sets forth certain information regarding compensation earned by the chief executive officer and by all other executive officers whose total annual salary and bonus exceeded $100,000 during 2001.

                           SUMMARY COMPENSATION TABLE
                              ANNUAL COMPENSATION

                                                                                       LONG-TERM
                                                                                      COMPENSATION
                                                        ANNUAL COMPENSATION           ------------
                                                 ----------------------------------    SECURITIES
                                                                       OTHER ANNUAL    UNDERLYING
                                          YEAR    SALARY     BONUS     COMPENSATION     OPTIONS
                                          ----   --------   --------   ------------   ------------
William F. Borne........................  2001   $300,000   $     --     $15,338         32,680
  Chief Executive Officer and             2000    275,000    235,000      13,355         38,000
  President                               1999    240,915    250,000      12,000        107,225
Larry R. Graham.........................  2001   $195,445   $     --     $    --         16,340
  Chief Operating Officer                 2000    179,509     90,000          --             --
                                          1999    138,024     75,000          --         75,000
John M. Joffrion(1).....................  2001   $162,375   $     --     $    --         16,340
  Senior Vice President of Finance        2000    137,898     60,000          --         50,000
                                          1999    115,925     60,000          --         20,000
John H. Linden..........................  2001   $115,400   $     --          --         10,000
  Chief Information Officer               2000     47,835     10,000          --             --
                                          1999      2,025         --          --             --
Michael D. Lutgring.....................  2001   $108,208   $     --          --         10,000
  General Counsel                         2000     93,418     20,000          --             --
                                          1999     75,541         --          --         17,000

---------------

(1) Mr. Joffrion passed away January 1, 2002.

EMPLOYMENT AGREEMENTS

     Mr. Borne entered into a five year employment agreement with the Company effective January 1, 1999, which provides for annual one-year renewals unless either party gives 30-day written notice of its election not to renew prior to the expiration of the term. The agreement provides for a base salary of $250,000 annually, with yearly increases of the greater of (i) 6% (ii) the percentage increase, if any, of a specified consumer price index or (iii) $25,000. The agreement also provides for the issuance of stock and stock options, an annual bonus up to 100% of the base salary then in effect for the applicable year if the Company's operating income (loss) equals or exceeds the Company's budgeted projection for such year as approved by the Board, payment of an additional cash bonus sufficient to pay any taxes incurred as a result of the issuance of stock, stock grants or stock options, and payment of additional benefits such as automobile allowance, participation in Company benefit plans and life insurance benefits.

     If Mr. Borne's employment is terminated due to death, disability, without cause, upon Company default of the agreement, following a change of control of the Company, upon termination by the Company relating to automatic extensions of the agreement, or upon termination by Mr. Borne for failing to be elected to the Board of Directors, he will be entitled to receive the greater of the base salary he would have received had his employment continued for the remaining term of the agreement or an amount equal to one month's base salary for each $10,000 of total compensation he received in either (i) the highest of the last five (5) years of the agreement or (ii) an amount equal to 150% of the total base salary for the previous fiscal year, whichever is greater. Compensation includes all salary, bonuses, stock, benefits, and personal perquisites, whether in cash or property. In addition, he will be entitled to receive all of the benefits and personal perquisites provided under the agreement, including but not limited to, automobile expenses, health and life insurance premiums and benefits, stock grants, and stock options during the period of time which is the greater of the remaining term of the agreement, or the number of months calculated by dividing $10,000 into the total compensation.

     Messrs. Graham, Nugent and Lutgring each have employment agreements with the Company of indefinite duration, providing for an annual base salary ($180,000 for Mr. Graham, $175,000 for Mr. Nugent, and $90,000 for Mr. Lutgring) with minimum yearly increases, annual stock options and an annual bonus (a minimum of $90,000 for Mr. Graham, $87,500 for Mr. Nugent, and $20,000 for Mr. Lutgring) and potentially higher amounts upon the attainment of certain performance criteria and if the Company's operating income (loss) equals or exceeds the Company's budgeted projection for such year as approved by the Board. The agreements also provide for additional benefits such as participation in employee health plans. If the executive is terminated without cause or following a change of control of the Company, he is entitled to severance compensation in an amount equal to eighteen months of his base salary in the case of Messrs. Graham and Nugent and twelve months in the case of Mr. Lutgring.

STOCK OPTIONS

     The Company's 1998 Stock Option Plan ("1998 Plan") provides for the issuance of an aggregate of 1,425,000 shares of Common Stock upon exercise of options granted pursuant to the 1998 Plan. As of December 31, 2001, options to purchase an aggregate of 817,633 common shares were outstanding under the 1998 Plan. The Company's Directors' Option Plan ("Plan") provides for the issuance of an aggregate of 250,000 shares of Common Stock upon exercise of options granted pursuant to such Plan. As of December 31, 2001, options to purchase 101,400 common shares were outstanding under the Plan.

                            2001 STOCK OPTION GRANTS

                                                                                        POTENTIAL REALIZABLE
                                                                                          VALUE AT ASSUMED
                                                                                       ANNUAL RATES OF STOCK
                                   PERCENT OF                                          PRICE APPRECIATION FOR
                       OPTIONS    TOTAL OPTIONS                                             OPTION TERM
                       GRANTED     GRANTED TO     EXERCISE PRICE                       ----------------------
NAME                   (SHARES)     EMPLOYEES     (PER SHARE)(1)    EXPIRATION DATE       5%          10%
----                   --------   -------------   --------------    ---------------    ---------   ----------
William F. Borne.....   32,680(3)     16.43%          $4.34        December 31, 2010    $78,196     $192,599
Larry R. Graham......   16,340(4)      8.21%          $4.25        February 1, 2011     $43,674     $110,677
John M.
  Joffrion(2)........   16,340(4)      8.21%          $4.25        February 1, 2011     $43,674     $110,677
John H. Linden.......   10,000(5)      5.03%          $6.75          March 4, 2011      $42,450     $107,578
Michael D.
  Lutgring...........   10,000(5)      5.03%          $6.75          March 4, 2011      $42,450     $107,578

---------------

(1) Represents the fair market value on the date of the grant.

(2) Mr. Joffrion passed away January 1, 2002.

(3) Options granted vested immediately.

(4) Options granted vest 50% on August 1, 2001, 25% on February 1, 2002, and 25% on August 1, 2002.

(5) Options granted vest 50% on September 4, 2001, 25% on March 4, 2002, and 25% on September 4, 2002.

         AGGREGATE OPTION EXERCISES IN 2001 AND YEAR-END OPTION VALUES

                                                            NUMBER OF SECURITIES
                                    SHARES                 UNDERLYING UNEXERCISED         VALUE OF UNEXERCISED
                                   ACQUIRED                        OPTIONS               IN-THE-MONEY OPTIONS(1)
                                      ON       VALUE     ---------------------------   ---------------------------
NAME                               EXERCISE   REALIZED   EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
----                               --------   --------   -----------   -------------   -----------   -------------
William F. Borne.................     --         --        188,895        18,340        $487,989        $47,149
Larry R. Graham..................     --         --         90,186         8,170        $328,080        $22,468
John M. Joffrion(2)..............     --         --         65,670        20,670        $233,718        $66,218
John H. Linden...................     --         --          5,000         5,000        $  1,250        $ 1,250
Michael D. Lutgring..............     --         --         22,000         5,000        $ 69,250        $ 1,250

---------------

(1) Computed based on the differences between the fair market value at fiscal year end and aggregate exercise prices.

(2) Mr. Joffrion passed away January 1, 2002.

CERTAIN TRANSACTIONS

     In October, 2001, the Company entered into a loan agreement with John Nugent, Chief Development Officer of the Company, pursuant to which the Company agreed to make monthly loans to him of $4,200 through July 1, 2002 and $5,000 through July 1, 2003, up to a maximum loaned amount of $102,000. The loans bear interest at 6% per annum and are secured by Mr. Nugent's interest in any bonuses or severance payments due him by the Company.

     The Company paid Printing Dept, Inc., owned by Cecil Williams, father-in-law of Michael Lutgring, $465,000 in 2002 for printing of forms and other materials used in daily operations. The Company paid Alphagraphics of Baton Rouge, Inc., owned by Carole Nugent, wife of John Nugent, $115,000 in 2001 for printing and recruitment mail-out services. The Company believes the fees paid for these goods and services approximated fair market value.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     There have been no Compensation Committee interlocks or insider participation.

                      REPORT OF THE COMPENSATION COMMITTEE

     The Company's executive compensation is supervised by the Compensation Committee of the Board. The Company seeks to provide executive compensation that will support the achievement of the Company's financial goals while attracting and retaining talented executives and rewarding superior performance. In performing this function, the Compensation Committee reviews executive compensation surveys and other available information and may from time to time consult with independent compensation consultants.

     The Company seeks to provide an overall level of compensation to the Company's executives that is competitive within the healthcare industry and other companies of comparable size and complexity. Compensation in any particular case may vary from an industry average on the basis of annual and long-term Company performance, as well as individual performance. The Compensation Committee will exercise its discretion to set compensation based on its judgement and where external, internal or individual circumstances warrant it.

     In general, the Company compensates its executive officers through a combination of base salary, annual incentive compensation in the form of cash and non-cash bonuses and long-term incentive compensation in the form of stock options.

  BASE SALARY

     Base salary levels for the Company's executive officers are set generally to be competitive in relation to the salary levels of executive officers in other companies within the healthcare industry or other companies of comparable size, taking into consideration the position's complexity, responsibility and need for special expertise. In reviewing salaries in individual cases, the Compensation Committee also takes into account individual experience, and performance.

  ANNUAL INCENTIVE COMPENSATION

     The Compensation Committee has historically structured employment arrangements with incentive compensation. Payment of bonuses has generally depended upon the Company's achievement of budgeted operating income (loss) projections established at the beginning of each fiscal year or other significant corporate objectives. Individual performance is also considered in determining bonuses.

  OTHER COMPENSATION

     In addition to cash and equity compensation programs, the executive officers participate in various other employee benefit plans. Executive officer participation in various clubs, organizations, and associations may also be funded by the Company.

  LONG-TERM INCENTIVE COMPENSATION

     The Company provides long-term incentive compensation through its stock option plan. The number of common shares covered by any grant is generally determined by the then-current stock price, subject in certain circumstances to vesting requirements. In special cases, however, grants may be made to reflect increased responsibilities or reward extraordinary performance.

  CHIEF EXECUTIVE OFFICER COMPENSATION

     Mr. Borne has served as chief executive officer since 1982. Mr. Borne's annual base salary for fiscal year 2002 is $325,000 pursuant to his employment agreement described herein. He received no bonus in 2001.

     The overall goal of the Compensation Committee is to ensure that compensation policies are established that are consistent with the Company's strategic business objectives and that provide incentives for the attainment of those objectives. This is effected in the context of a compensation program that includes base pay, annual incentive compensation, and stock ownership.

                                          Members of the Compensation Committee:

                                          David R. Pitts (Chairman)
                                          Peter F. Ricchiuti

                         REPORT OF THE AUDIT COMMITTEE

     The following report of the Audit Committee does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other Company filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent the Company specifically incorporates this report by reference therein.

     The function of the Committee is to assist the Board in fulfilling its oversight responsibilities through regular or special meetings with management and the independent accountants on matters relating to:

          1. the integrity of the Company's financial statements included in the Quarterly Reports on Form 10-Q and the Annual Report on Form 10-K,

          2. compliance by the Company with legal and regulatory requirements, and

          3. the independence and performance of the Company's independent auditors.

     In carrying out this function, the Committee provides independent and objective oversight of the performance of the Company's financial reporting process, system of internal controls and legal and regulatory compliance system. The Committee provides for open, ongoing communication among the independent accountants, financial and senior management, compliance officers and the Board concerning the Company's financial and compliance position and affairs. The Committee has the power to conduct or authorize investigations into any matters within its scope of responsibilities and is empowered to retain independent counsel, accountants, or others to assist it in the conduct of any investigation. The Committee's responsibility is oversight, and it recognizes that the Company's management is responsible for preparing the Company's financial statements and complying with applicable laws and regulations.

     The Committee met five times during 2001. In overseeing the preparation of the Company's financial statements, the Committee met with both management and the Company's outside auditors to review and discuss all financial statements prior to their issuance and to discuss significant accounting issues. Management advised the Committee that all financial statements were prepared in accordance with generally accepted accounting principles, and the Committee discussed the statements with both management and the outside auditors. The Committee's review included discussion with the outside auditors of matters required to be discussed pursuant to Statement on Auditing Standards No. 61 (Communications with Audit Committees). With respect to the Company's outside auditors, the Committee, among other things, discussed with Andersen matters relating to its independence, including the disclosures made to the Committee as required by the Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees). On the basis of these reviews and discussions, the Committee recommended to the Board that they approve the inclusion of the Company's audited financial statements in the Company's Annual Report on Form 10-K for the year ended December 31, 2001 for filing with the SEC.

                                          Members of the Audit Committee:

                                          Ronald A. LaBorde (Chairman)
                                          Jake L. Netterville
                                          Peter F. Ricchiuti

                            INDEPENDENT ACCOUNTANTS

     The firm of Arthur Andersen LLP ("Andersen") audited the Company's financial statements for the year ended December 31, 2001. The Board has not yet selected a firm to audit the Company's 2002 financial statements and is considering proposals from several firms. Representatives of the firm chosen will be asked to attend the Meeting, to make a statement if they desire and to be available to respond to appropriate questions.

     Aggregate fees paid for professional services rendered by Andersen in connection with the audit of the Company's financial statements for the year ended December 31, 2001 and the reviews of the quarterly financial statements for 2001 were $166,810. In addition, aggregate fees of $421,668 were paid to Andersen during the fiscal year ended December 31, 2001 for other professional services. These professional services consisted primarily of information technology review fees of $160,000, tax return preparation fees of $95,000, tax planning and restructuring fees of $79,845, and fees relating to the restatement of fiscal year ended December 31, 2000 operating results of $61,323. During the fiscal year ended December 31, 2001, Andersen rendered no professional services in connection with the design and implementation of financial information systems. The Audit Committee has discussed the non-audit services provided by Andersen and the related fees and has concluded that these services and fees are compatible with maintaining auditor independence.

                               PERFORMANCE GRAPH

     The Performance Graph set forth below compares the cumulative total stockholder return on the Company's Common Stock for the five-year period ended December 31, 2001, with the cumulative total return on the NASDAQ composite index and a peer-group index over the same period (assuming the investment of $100 in the Company's Common Stock, the NASDAQ composite index and the peer group) on December 31, 1996 and the reinvestment of dividends. The peer group selected by the Company is comprised of: Star Multi Care Services, Inc., National Home Health Care Corp., Transworld Healthcare, Inc., American HomePatient, Inc. and Tender Loving Care Health Care Services, Inc. The cumulative total stockholder return on the following graph is not necessarily indicative of future stockholder return. No cash dividends have been declared on the Company's Common Stock.

                  COMPARISON OF 5 YEAR CUMULATIVE TOTAL RETURN

                              [PERFORMANCE GRAPH]

--------------------------------------------------------------------------------------
                       12/31/96   12/31/97   12/31/98   12/31/99   12/31/00   12/31/01
--------------------------------------------------------------------------------------
 Amedisys, Inc.         100.00      62.07      39.72      19.03      59.86      96.55
 Peer Group             100.00      75.39      23.25      13.68      12.68      30.91
 Nasdaq Composite       100.00     121.64     169.84     315.20     191.36     151.07

                             SHAREHOLDER PROPOSALS

     Proposals of stockholders of the Company which are intended to be presented by such stockholders at the 2003 Annual Meeting must be received by the Company no later than January 17, 2003 in order for such proposals to be eligible for inclusion in the proxy statement and form of proxy relating to that meeting.

     Under the Company's Bylaws, the proposal of business to be considered by the stockholders may be made at an annual meeting of stockholders (a) pursuant to the Company's notice of meeting, (b) by or at the direction of the Board or
(c) by any stockholder of the Company who was a stockholder of record at the time of giving of notice provided for in the By-Laws, who is entitled to vote at the meeting and who complies with the notice procedures set forth in the By-Laws.

     For business other than nominations to be properly brought before an annual meeting by a stockholder, the stockholder must have given timely notice thereof in writing to the Secretary of the Company and such other business must otherwise be a proper matter for stockholder action. To be timely, a stockholder's notice shall be delivered to the Secretary at the principal executive offices of the Company not later than the close of business on the 60th day nor earlier than the close of business on the 90th day before to the first anniversary of the preceding year's annual meeting; except that if the date of the annual meeting is more than 30 days before or more than 60 days after such anniversary date, notice by the stockholder to be timely must be so delivered not earlier than the close of business on the 90th day before such annual meeting and not later than the close of business on the later of the 60th day before such annual meeting or the 10th day following the day on which public announcement of the date of such meeting is first made by the Company. Such notice shall set forth (a) as to any business that the stockholder proposes to bring before the meeting, a brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting and any material interest in such business of such stockholder and the beneficial owner, if any, on whose behalf the proposal is made; and (b) as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made (i) the name and address of such stockholder, as they appear on the Company's books, and of such beneficial owner and (ii) the class and number of shares of the Company which are owned beneficially and of record by such stockholder and such beneficial owner.

     A stockholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder. Nothing in the Bylaws, however, shall be deemed to affect any rights (i) of stockholders to request inclusion of proposals in the Company's proxy statement pursuant to Rule 14a-8 under the Exchange Act or (ii) of the holders of any series of Preferred Stock to elect directors or propose other business under specified circumstances.

                                 OTHER MATTERS

     Management is not aware of any other matters to be presented for action at the Meeting. However, if any other matter is properly presented at the Meeting or any adjournment thereof, it is the intention of the persons named in the enclosed proxy to vote in accordance with their best judgement on such matter.

                                          By Order of the Board of Directors

                                          /s/ WILLIAM F. BORNE
                                          WILLIAM F. BORNE
                                          Chairman and Chief Executive Officer

May 17, 2002

                                 AMEDISYS, INC.

                         ANNUAL MEETING OF STOCKHOLDERS
                                 JUNE 13, 2002

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF AMEDISYS, INC. THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE CHOICES SPECIFIED BELOW.

The undersigned stockholder of Amedisys, Inc. (the "Company") hereby appoints William F. Borne and Michael D. Lutgring, the true and lawful attorneys, agents and proxies of the undersigned with full power of substitution for and in the name of the undersigned, to vote all the shares of Common Stock of the Company which the undersigned may be entitled to vote at the Annual Meeting of Stockholders of the Company to be held at the Amedisys Corporate Office, 11100 Mead Road, Suite 300, Baton Rouge, Louisiana, on Thursday, June 13, 2002 at 4:00 p.m. (CDT), and any and all adjournments thereof, with all of the powers which the undersigned would possess if personally present, for the following purposes:

                  (CONTINUED AND TO BE SIGNED ON REVERSE SIDE.)


                                                                  -------------
                                                                   SEE REVERSE
                                                                       SIDE
                                                                  -------------

[X] PLEASE MARK YOUR
    VOTES AS IN THIS
    EXAMPLE.

                                        NOMINEES:  William F. Borne
                   FOR     WITHHOLD                Ronald A. LaBorde
1.   To elect      [ ]       [ ]                   Jake L. Netterville          2. The proxies are authorized to vote as
     Directors.                                    David R. Pitts               they determine in their discretion upon such
                                                   Peter F. Ricchiuti           other matters as may properly come before
                                                                                the meeting.

For, except vote withheld from the following nominee(s):


--------------------------------------------------------------------------------

                                                                                THIS PROXY WILL BE VOTED FOR THE CHOICES
                                                                                SPECIFIED. If no choice is specified, this
                                                                                proxy will be voted FOR the election of the
                                                                                persons named above and in the discretion of the
                                                                                proxy holders as to all other matters.

                                                                                The undersigned hereby acknowledges receipt
                                                                                of the Notice of Annual Meeting and Proxy
                                                                                Statement dated May 17, 2002.

                                                                                PLEASE MARK, SIGN AND DATE THIS PROXY AND
                                                                                RETURN IT IN THE ENCLOSED ENVELOPE.

--------------------------------------------------------------------------------


SIGNATURE                       SIGNATURE IF JOINTLY HELD                       PRINTED NAME                   DATED:
         -----------------------                         ----------------------              -----------------        -------

NOTE: Please sign exactly as name appears on the stock certificate(s). Joint owners should each sign. Trustees and others acting in a representative capacity should indicate the capacity in which they sign.